An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.  We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion.  Dated __________ 2017

Legion Capital Corporation

(Exact name of issuer as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

www.legioncapitalcorp.com

301 E. Pine St.

Suite 301

Orlando, FL 32801

6799	47-3751122
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Maximum offering of $5,000,000 of Corporate Notes

with interest at 7% (1 year maturity) and 10% (3 year maturity)

We are offering a maximum of $5,000,000 of Corporate Notes (“Notes”) on a “no minimum/best efforts” basis. The offering will continue until the earlier of 12 months from the date this Offering is qualified for sale (which date may be extended for an additional 90 days at our option) or the date when all Notes have been sold. Because there is no minimum offering amount, funds raised may not be sufficient to complete the plans of the Company as set forth in “Use of Proceeds” in this Offering Circular. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

The Notes are being sold with two options for the investor:

1.	A 12 month maturity with interest at 7% per annum to the investor, with monthly payments of interest only, and the entire balance due at the end of 12 months in full; and/or

2.	A 36 month maturity, with interest at 10% per annum to the investor, with monthly payments of interest only, and the entire balance due at the end of 36 months in full.

An investor can purchase a Note under option 1 or option 2 above, or can split the investment into both options at his or her choosing. The maturity dates of each Note sold are based on the date each individual investor makes the investment, not on a fixed or general closing date of the offering.

By way of example, if any investor purchases $10,000 of a 12 month Note and $10,000 of a 36 month Note on August 15, 2017, the investor would receive monthly payments of interest only at 7% per annum on the 12 month Note and 10% per annum on the 36 month Note, and $10,000 of principal would be due in full on August 14, 2018 and $10,000 would be due on August 14, 2020. All monthly payments will be made on the 1st day of every month, in arrears, with partial payment made for the first month if the investment is made on any day other than the 1st day of the month.

These Notes are general unsecured obligations of Legion Capital Corporation.

These are speculative securities. Investing in our Notes involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment.

See “Risk Factors” to read about factors you should consider before buying Notes of common stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

Offering Circular dated _____________, 2017

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to Legion Capital Corporation

Our Company

Background

Legion Capital Corporation was formed in 2015 by attorney and venture capital executive James Byrd, along with direct marketing and technology entrepreneur Shane Hackett. Byrd and Hackett have spent their careers building technology driven direct marketing companies, bringing to Legion over 50 years combined experience in venture capital, corporate finance and direct marketing.

In February 2016, Byrd and Hackett joined forces with Joseph B. Hilton, grandson of iconic hotelier Conrad Hilton, and former executive with Hilton Hotels. Mr. Hilton has taken the role as President and Director of Legion.

Messrs. Byrd, Hackett and Hilton are also the Board of Directors for the Company.

The Offering

See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should consider before deciding whether to invest in our common stock.

Overview

Legion Capital Corporation was originally incorporated as GreenSky Corporation on August 7, 2015 in Delaware, and merged with Legion Capital Corporation (the “Company”), a Florida Corporation on January 15, 2016. The Company is a holding company with multiple operating subsidiaries in the areas of education, small business finance, management and marketing.

Our operating subsidiaries are:

Hilton Institute of Business: Hilton Institute is a small business education, training and coaching company that teaches, coaches and mentors entrepreneurs and small business owners on how to start and grow a business, increase sales and revenues, and more effectively build and manage their business.

Legion Funding, LLC. Legion Funding is a small business finance company that provides direct financing for small business and real estate entrepreneurs through a number of direct lending programs such as commission advance, factoring, unsecured and secured credit lines and other forms of direct lending and finance.

Legion Management Group, LLC is a company that provides advisory, consulting and management services to our portfolio companies and third party companies.

Intellectual Property

We have applied for and received a service mark for our name, Legion and Legion Capital, and an associated logo. We have no other intellectual property.

Business and Product Status

Legion Capital Corporation was originally incorporated as GreenSky Corporation on August 7, 2015 in Delaware, and merged with Legion Capital Corporation (the “Company”), a Florida Corporation on January 15, 2016. The Company is a holding company with multiple operating subsidiaries in the areas of education, small business finance, management and marketing.

Our operating subsidiaries are:

Hilton Institute of Business: Hilton Institute is a small business education, training and coaching company that teaches, coaches and mentors entrepreneurs and small business owners on how to start and grow a business, increase sales and revenues, and more effectively build and manage their business.

Legion Funding, LLC. Legion Funding is a small business finance company that provides direct financing for small business and real estate entrepreneurs through a number of direct lending programs such as commission advance, factoring, unsecured and secured credit lines and other forms of direct lending and finance.

Legion Management Group, LLC is a company that provides advisory, consulting and management services to our portfolio companies and third party companies.

Each of the above subsidiaries wre incorporated in the latter part of 2016 or early 2017, and therefore as of December 31, 2016, none of the above subsidiaries had achieved substantial revenue. However, as of June 1, 2017, each of the above subsidiaries have commenced operations and begun experiencing revenues.

Risk Factors

Our ability to successfully operate our business and achieve our goals and strategies is subject to numerous risks as discussed in the section titled “Risk Factors”

Company Information

Legion Capital Corporation was originally incorporated as GreenSky Corporation on August 7, 2015 in Delaware, and merged with Legion Capital Corporation (the “Company”), a Florida Corporation on January 15, 2016.

Our corporate headquarters are located at 301 E. Pine St. Ste. 850 Orlando, FL 32801. Telephone: 4079684234. Our website is www.LegionCapitalCorp.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

This Offering Circular summary highlights information contained elsewhere and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire Offering Circular, including our financial statements and the related notes included elsewhere in this Offering Circular. You should also consider, among other things, the matters described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case appearing elsewhere in this Offering Circular.

Corporate Notes offered by us	$5,000,000 Corporate Notes

Use of proceeds	Marketing, personnel, working capital

Risk factors	You should carefully read “Risk Factors” on page 5 in this Offering Circular for a discussion of factors that you should consider before deciding to invest in our common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the consolidated financial statements and the related notes, before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Investments in small businesses and start-up companies are often risky.

Small businesses may depend heavily upon a single customer, supplier, or employee whose departure would seriously damage the company’s profitability. The demand for the Company’s product may be seasonal or be impacted by the overall economy, or the company could face other risks that are specific to its industry or type of business. The Company may also have a hard time competing against larger companies who can negotiate for better prices from suppliers, produce goods and services on a large scale more economically, or take advantage of bigger marketing budgets. Furthermore, a small business could face risks from lawsuits, governmental regulations, and other potential impediments to growth.

The Company has limited operating history.

The Company is still in an early phase, and is just beginning to implement its business plan. There can be no assurance that it will ever operate profitably. The likelihood of its success should be considered in light of the problems, expenses, difficulties, complications and delays usually encountered by companies in their early stages of development, with low barriers to entry. The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties.

The Company may need additional capital, which may not be available.

The Company may require funds in excess of its existing cash resources to fund operating deficits, develop new products or services, establish and expand its marketing capabilities, and finance general and administrative activities. Due to market conditions at the time the Company may need additional funding, or due to its financial condition at that time, it is possible that the Company will be unable to obtain additional funding as and when it needs it. If the Company is unable to obtain additional funding, it may not be able to repay debts when they are due and payable. If the Company is able to obtain capital it may be on unfavorable terms or terms which excessively dilute then-existing equity holders. If the Company is unable to obtain additional funding as and when needed, it could be forced to delay its development, marketing and expansion efforts and, if it continues to experience losses, potentially cease operations.

The Company’s management has broad discretion in how the Company use the net proceeds of an offering.

The Company’s management will have considerable discretion over the use of proceeds from their offering. You may not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

The Company may not be able to manage its potential growth.

For the Company to succeed, it needs to experience significant expansion. There can be no assurance that it will achieve this expansion. This expansion, if accomplished, may place a significant strain on the Company’s management, operational and financial resources. To manage any material growth, the Company will be required to implement operational and financial systems, procedures and controls. It also will be required to expand its finance, administrative and operations staff. There can be no assurance that the Company’s current and planned personnel, systems, procedures and controls will be adequate to support its future operations at any increased level. The Company’s failure to manage growth effectively could have a material adverse effect on its business, results of operations and financial condition.

The Company faces significant competition.

The Company faces competition from other companies, some of which might have received more funding than the Company has. One or more of the Company’s competitors could offer services similar to those offered by the Company at significantly lower prices, which would cause downward pressure on the prices the Company would be able to charge for its services. If the Company is not able to charge the prices it anticipates charging for its services, there may be a material adverse effect on the Company’s results of operations and financial condition. In addition, while the Company believes it is well-positioned to be the market leader in its industry, the emergence of one of its existing or future competitors as a market leader may limit the Company’s ability to achieve national brand recognition, which could also have a material adverse effect on the Company’s results of operations and financial condition.

The Company’s growth relies on market acceptance.

While the Company believes that there will be significant customer demand for its products/services, there is no assurance that there will be broad market acceptance of the Company’s offerings. There also may not be broad market acceptance of the Company’s offerings if its competitors offer products/services which are preferred by prospective customers. In such event, there may be a material adverse effect on the Company’s results of operations and financial condition, and the Company may not be able to achieve its goals.

The Company may be unable to repay the debt raised through this offering.

As a new company, with limited track record, the Company may face many challenges in gaining market share and achieving sustainable revenues and profitability as a company. As a result, the Company may be unable to repay the money raised through this debt offering, and that could result in a loss of principal to the noteholders.

The Company’s founders, directors and executive officers own or control a significant percentage of the Company.

Additionally, the holdings of the Company’s directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional interest in the Company. The interests of such persons may differ from the interests of the Company’s other stockholders, including purchasers of securities in the offering. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders, including purchasers in the offering, may vote, including the following actions:

1.	to elect or defeat the election of the Company’s directors;
2.	to amend or prevent amendment of the Company’s Certificate of Incorporation or By-laws;
3.	to effect or prevent a merger, sale of assets or other corporate transaction; and
4.	to control the outcome of any other matter submitted to the Company’s stockholders for vote.

Such persons’ ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s stockholders from realizing a premium over the Company’s stock price.

Our operating results may continue to be adversely affected as a result of unfavorable market, economic, social and political conditions.

An unstable global economic, social and political environment may have a negative impact on demand for our services, our business and our operations, including the U.S. economic environment. The economic, social and political environment has or may negatively impact, among other things:

●	current and future demand for our services;

●	price competition for our products and services;

●	the price of our common stock;

●	our liquidity;

●	our ability to service or repay our debt, to obtain financing or assume new debt obligations; and

●	our ability to obtain payment for outstanding debts owed to us by our customers or other parties with whom we do business.

In addition, to the extent that the economic, social and political environment impacts specific industry and geographic sectors in which many of our customers are concentrated, that may further negatively impact our business.

Our business depends heavily on our officers and directors.

Our future ability to execute our business plan depends upon the continued service of our CEO Jim Byrd, our President Brad Hilton and our CMO Shane Hackett. If we lost the services of one or more of our key personnel, or if one or more of our executive officers or employees joined a competitor or otherwise competed with us, our business may be adversely affected. We cannot assure that we will be able to retain or replace our key personnel.

If we are unable to retain the members of our management team or attract and retain qualified management team members in the future, our business and growth could suffer.

Our success and future growth depend, to a significant degree, on the continued contributions of the members of our management team. Each member of our management team is an at-will employee and may voluntarily terminate his or her employment with us at any time with minimal notice. We also may need to hire additional management team members to adequately manage our growing business. We may not be able to retain or identify and attract additional qualified management team members. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. If we lose the services of any member of our management team or if we are unable to attract and retain additional qualified senior managers, our business and growth could suffer.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

●	our business’ strategies and investment policies;

●	our business’ financing plans and the availability of capital;

●	potential growth opportunities available to our business;

●	the risks associated with potential acquisitions by us;

●	the recruitment and retention of our officers and employees;

●	our expected levels of compensation;

●	the effects of competition on our business; and

●	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

USE OF PROCEEDS

The following Use of Proceeds is based on estimates made by management. The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $12,000.

USE OF PROCEEDS TABLE GOES HERE:

SALE AND MARKETING EXPENSES	$1,500,000
HIRING SALES TEAMS AND PERSONNEL	500,000
LAUNCH OF HILTON INSTITUTE INTERNATIONALLY	500,000
TECHNOLOGY AND PLATFORM UPGRADES	100,000
GENERAL WORKING CAPITAL	1,788,000
COMMISSIONS AND OFFERING COSTS	612,000
TOTAL	$5,000,000

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for our operations and current objectives.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the unaudited financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Management’s discussion and analysis of financial condition and results of operations.

Overview

Legion Capital Corporation was originally incorporated as GreenSky Corporation on August 7, 2015 in Delaware, and merged with Legion Capital Corporation (the “Company”), a Florida Corporation on January 15, 2016. The Company is a holding company with multiple operating subsidiaries in the areas of education, small business finance, management and marketing.

Our operating subsidiaries are:

Hilton Institute of Business: Hilton Institute is a small business education, training and coaching company that teaches, coaches and mentors entrepreneurs and small business owners on how to start and grow a business, increase sales and revenues, and more effectively build and manage their business.

Legion Funding, LLC. Legion Funding is a small business finance company that provides direct financing for small business and real estate entrepreneurs through a number of direct lending programs such as commission advance, factoring, unsecured and secured credit lines and other forms of direct lending and finance.

Legion Management Group, LLC is a company that provides advisory, consulting and management services to our portfolio companies and third party companies.

Results of Operations

We commenced minimal operations in the period ending December 31, 2016. In the period of inception through December 31, 2016, we had a $130,106 of net revenue and $903,416 of expenses, so we experienced a net loss of ($773,309) from inception through December 31, 2016.

We have commenced operations as of the first quarter of 2017 in all 4 of our operating subsidiaries, and have begun to experience revenues in Legion Management Group, LLC, and Legion Funding, LLC in the first quarter 2017. Hilton Institute has begun operations in terms of marketing and sales, but has only experienced nominal revenue as of May 31, 2017.

Liquidity and Capital Resources

As of December 31, 2016, we had cash of $1,813,778.  Our primary uses of cash were for employee hiring and compensation, sales and marketing and working capital. The main sources of cash was from private equity and debt offerings. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

●	An increase in working capital requirements,

●	Addition of administrative and sales personnel as the business grows,

●	Increases in advertising, public relations and sales promotions as we expand operations,

●	Research and Development,

●	The cost of being a public company and the continued increase in costs due to governmental compliance activities.

The following summarizes the key components of the Company’s cash flows for the calendar year 2016;

	2016	June 30, 16
Cash flows used by operating activities	$(637,462)	$(407,986)
Cash flows used by investing activities	(17,974)	(3,970)
Cash flows provided by financing activities	1,960,000	925,500
Net increase in cash and cash equivalents	$1,304,564	$513,544

We plan to fund our activities during 2017 and beyond 2017 through our existing cash on hand and through revenue generated through the sale of our products and services, and through the proceeds raised from this offering and through our current equity offering, or future offerings. We cannot be certain that such funding will be available on acceptable terms, or available at all. To the extent that we raise additional funds by issuing debt or equity securities or through bank financing, our stockholders may experience significant dilution, and our noteholders may be more at risk as a result. If we are unable to raise funds when required or on acceptable terms, we may have to significantly scale back, or discontinue, our operations.

Company Information

Our corporate headquarters are located at 301 E. Pine St. Ste. 850 Orlando, FL 32801. Telephone: (407) 968-4234.

Our website is www.LegionCapitalCorp.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

BUSINESS

Legion Capital Corporation was originally incorporated as GreenSky Corporation on August 7, 2015 in Delaware, and merged with Legion Capital Corporation (the “Company”), a Florida Corporation on January 15, 2016. The Company is a holding company with multiple operating subsidiaries in the areas of education, small business finance, management and marketing.

Our operating subsidiaries are:

Hilton Institute of Business: Hilton Institute is a small business education, training and coaching company that teaches, coaches and mentors entrepreneurs and small business owners on how to start and grow a business, increase sales and revenues, and more effectively build and manage their business.

Legion Funding, LLC. Legion Funding is a small business finance company that provides direct financing for small business and real estate entrepreneurs through a number of direct lending programs such as commission advance, factoring, unsecured and secured credit lines and other forms of direct lending and finance.

Legion Management Group, LLC is a company that provides advisory, consulting and management services to our portfolio companies and third party companies.

Each of the above listed subsidiaries was incorporated in the latter part of 2016 or the first quarter of 2017. As a result, none of the above subsidiaries had achieved substantial operating revenue or operations as of the end of our fiscal year, December 31, 2016. However, each of our subsidiaries has commenced operations as of March 31, 2017, and we have experienced revenue in all of our subsidiaries except for Hilton Institute of Business, which is still in the launch stage.

Directors and Executive Officers

The following table sets forth the name, age, and position of our executive officers and directors. Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our shareholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name	Age	Position
James S. Byrd, Jr.	58	Chairman, Chief Executive Officer
Joseph B. Hilton	49	President, Director
Douglas S. Hackett	52	Chief Marketing Officer, Director

James S. Byrd, Jr (Chairman & CEO) Age 58. Jim is a veteran corporate and securities attorney and venture capital executive. He has built, advised and managed numerous companies, from start up to publicly trading company in his distinguished 30-year career. Extensive experience in going public and venture capital transactions and has tried cases in both State and Federal Courts, as well as in front of FINRA, the Florida Supreme Court and the U.S. Court of Appeals. Chairman, CEO and Director of numerous private and public companies, including Vice Chairman of Success Magazine, N.Y. (1998-2000). During the past 5 years, Jim has held the following positions.

Legion Capital Corp. – Chairman and CEO – 2015-Present

Byrd & Byrd, PL - law firm – Partner/Owner 2012-2014

James S. Byrd, PA, - law firm 2014 – Present – Owner

Engage Mobility, Inc., - mobile technology company - 2012 – 2015 – Chairman and CEO

Jim has been a director of the above listed companies during the past 5 years.

Joseph B. (“Brad”) Hilton (President & Director) Brad is the Grandson of iconic American Hotelier Conrad Hilton, one of the greatest American entrepreneurs in history. As former head of Hilton Hotels Information Technology Group, Brad helped spearhead an increase in corporate solicitations from $700 million to $1.2 billion at Hilton. Brad is also a noted philanthropist through his involvement in the Hilton Foundation. During the past 5 years Brad has held the following positions.

Legion Capital Corp. – President – 2016-Present

Gains , LLC - consulting and venture group – 2012-Present – President

Blue Diamond Technologies – technology company – Chief Strategy Officer – 2012-Present

E-Corridor – technology company - Owner – 2012-Present

Brad has been a is a director of the above listed companies during the past 5 years.

Douglas S. Hackett (Director & CMO) Shane is a 25-year media, marketing and public company executive. Shane is widely renowned as a direct marketing expert having founded, built and managed multiple broadcast, technology, marketing and training companies. The current Chairman of the Board at Market Leverage, a previous Inc. 100 Advertising Firm and Fortune 5000 fastest growing company, Shane has also owned multiple radio stations and was the producer and creator of “Baseball Sunday with Joe Garagiola,” “Football Sunday” and “NBA Basketball Sunday. Shane has held the following positions in the last 5 years.

Legion Capital Corp. – CMO – 2015 – Present

Engage Mobility – President – 2012 – 2015

Market Leverage, LLC – marketing company – Chairman - 2012-Present

Heartland Soccer Association – Soccer Association - Director – 2012 – Present

Shane has been a director of the above listed companies during the past 5 years.

Family Relationships

There are no family relationships among any of the directors and executive officers.

Involvement in Certain Legal Proceedings

Our directors and officers have not been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics

To date, we have not adopted a code of business conduct and ethics for our management and employees. We intend to adopt one in the near future.

Executive Compensation

Name and Principal Position	Year Ended	Salary ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James S. Byrd, Jr/CEO/Chairman	2016	$90,000	0	0	90,000
Douglas S. Hackett/CMO/Director	2016	$90,000	0	0	90,000
Joseph B. Hilton/President/Director	2016	0	0	0	0
Paul Pfeifer/CEO Legion Wealth Advisors	2016	0	0	0	0

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings, no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors, executive officers, promoters or control persons during the past ten years.

Employment Agreements

We have not entered into employment agreements with any of our employees, officers and directors.

Director Compensation

For the year ended December 31, 2016, our Directors were Jim Byrd, Shane Hackett and Brad Hilton. No compensation was paid to any Director for acting as a Director. We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2016, we had 300,000 stock options outstanding to Paul Pfeifer, 150,000 at an exercise price of $1.50 per share and 150,000 at an exercise price of $2 per share. Mr. Pfeifer was not employed for a full year at the Company, and therefore the options to Mr. Pfeifer never vested. We also issued 500,000 stock options outstanding to our Senior Vice President of Finance and Operations, Sean Robinson. Those options vest at a rate of 100,000 per year over a period of 5 years. The strike price for the options are (i) 100,000 at $1 per share, (ii) 100,000 at $1.50, (iii) 100,000 at $1.75, and (iv) 200,000 at $2. Once vested, all options have a 5 year term and include a provision for cashless exercise.

Mr. Robinson resigned as and officer of the Company as of March 1, 2017 and therefore his options have never vested, and are deemed canceled as of March 1, 2017.

Legion Wealth Advisors, LLC was sold and transferred to Mr. Pfeifer as of February 28, 2017, and the stock options to Mr. Pfeifer never vested, and have therefore been canceled as of May 30, 2017.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as to the shares of common stock beneficially owned as of December 31, 2016 by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group.  Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the Notes of common stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares of common stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. The footnotes below indicate the amount of unvested options for each person in the table. None of these unvested options vest within 60 days of the date hereof.

Byrd & Company (James Byrd)	4,000,000
Douglas S. Hackett	4,000,000
BGA Holdings, LLC (Hilton)	2,000,000
Total of Officers and Directors as a Group	10,000,000

DESCRIPTION OF CAPITAL

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation, as amended and our bylaws, as amended, which are included as exhibits to the registration statement of which this Offering Circular forms a part.

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the offering statement of which this Offering Circular is a part.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0 and 0 shares of preferred stock, par value $n/a. As of the date of this Offering Circular, there are 11,799,500 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Preferred Stock: We have no preferred stock authorized or issued.

Options and Warrants

▪

As of December 31, 2016, we had 300,000 stock options outstanding to Paul Pfeifer, 150,000 at an exercise price of $1.50 per share and 150,000 at an exercise price of $2 per share. These options become vested in August 2017. We also have 500,000 stock options outstanding to our Senior Vice President of Finance and Operations, Sean Robinson. Those options vest at a rate of 100,000 per year over a period of 5 years. The strike price for the options are (i) 100,000 at $1 per share, (ii) 100,000 at $1.50, (iii) 100,000 at $1.75, and (iv) 200,000 at $2. Once vested, all options have a 5 year term and include a provision for cashless exercise.

Mr. Robinson resigned as and officer of the Company as of March 1, 2017 and therefore his options have never vested, and are deemed canceled as of March 1, 2017.

Legion Wealth Advisors was sold and transferred to Mr. Pfeifer on February 28, 2017, and the stock options to Mr. Pfeifer have been canceled prior to vesting as of May 30, 2017.

Limitations on Liability and Indemnification of Officers and Directors

Florida law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.  Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Florida law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be.  Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Florida law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities.  We currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

Transfer Agent

The transfer agent for our common stock is ClearTrust, LLC, and there is no transfer agent for the Notes offered hereunder.

PLAN OF DISTRIBUTION

The Offering will be sold by our officers and directors, unless the Company engages placement agents to sell this Offering. At present, the Company has no agreements with any placement agents, but may engage such placement agents in the future. If a placement agent is engaged, it is estimated the Company may incur commissions up to 12% for the sale of the Notes, plus other direct selling expenses.

This is a self-underwritten offering. This Offering Circular is part of an exemption under Regulation A that permits our officers and directors to sell the Notes directly to the public in those jurisdictions where the Offering Circular is approved, with no commission or other remuneration payable for any Notes sold. There are no plans or arrangements to enter into any contracts or agreements to sell the Notes with a broker or dealer, however, the Company may enter into a selling agreement with one or more broker dealers in the future. The Securities Purchase Agreement is not exclusive, and after the qualification by the Commission and acceptance by those states where the offering will occur, the Officer and Directors intend to advertise through personal contacts, telephone, and hold investment meetings in those approved jurisdictions only. We also intend to use any legally approved and available mass-advertising methods such as the Internet or print media. Officers and Directors will also distribute the prospectus to potential investors at meetings, to their business associates and to his friends and relatives who are interested the Company as a possible investment, so long as they offering is an accordance with the rules and regulations governing the offering of securities in the jurisdictions where the Offering Circular has been approved. In offering the securities on our behalf, the Officers and Directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Terms of the Offering

The Company is offering, on a best-efforts, self-underwritten basis, a maximum of $5,000,000 of Corporate Notes.

The Notes are being sold with two options for the investor:

1.	A 12 month maturity with interest at 7% per annum to the investor, with monthly payments of interest only, and the entire balance due at the end of 12 months in full; and/or

2.	A 36 month maturity, with interest at 10% per annum to the investor, with monthly payments of interest only, and the entire balance due at the end of 36 months in full.

An investor can purchase a Note under option 1 or option 2 above, or can split the investment into both options at his or her choosing. The maturity dates of each Note sold are based on the date each individual investor makes the investment, not on a fixed or general closing date of the offering.

By way of example, if any investor purchases $10,000 of a 12 month Note and $10,000 of a 36 month Note on August 15, 2017, the investor would receive monthly payments of interest only at 7% per annum on the 12 month Note and 10% per annum on the 36 month Note, and $10,000 of principal would be due in full on August 14, 2018 and $10,000 would be due on August 14, 2020. All monthly payments will be made on the 1st day of every month, in arrears, with partial payment made for the first month if the investment is made on any day other than the 1st day of the month.

The following are some specific terms related to the terms of the Notes, the form of which is attached as an Exhibit to this filing:

(a)	The Notes are not convertible into any other security, or in any manner.

(b)	The Notes do not provide for any equity or profit participation interest with them.

(c)	The Notes are not redeemable by the investor prior to maturity, but may be prepaid at any time without penalty by the Company.

(d)	The Notes do not have any provisions for a “sinking fund” or interest escrow.

(e)	The Notes will be paid directly by the Company to the investo as due (including monthly interest payments and principal at maturity), and retired at maturity by payment directly from the Company to the investor.

(f)	The Notes include default provisions that provide for default if any payments are not made within 30 days of the due date, and also provide that upon default, the Note holder can bring legal action against the Company, in the State of Florida, to collect on the balance or otherwise enforce the Note. The Notes also provide for a default rate of interest of 12% per annum until paid in full.

(g)	The are not ranked or rated by any rating agency.

(h)	The Notes are general unsecured obligations of Legion Capital Corporation.

EXPERTS

None

REPORTS

As a Tier 2, Regulation A filer, we will be required to file ongoing reports, including an annual report on form 1-K, and a semi-annual report on form 1-SA

LEGION CAPITAL CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND JUNE 30, 2016

INDEPENDENT AUDITORS’ REPORT

To the Shareholders of Legion Capital Corporation:

We have audited the accompanying financial statements of Legion Capital Corporation and Subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2016 and June 30, 2016 and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for the period for August 7, 2015 (Inception) to June 30, 2016, and the period for the six months ended December 31, 2016 and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal controls relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal controls. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and June 30, 2016 and the results of its operations and its cash flows for the period then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Soles, Heyn & Company, LLP

Soles, Heyn & Company, LLP

West Palm Beach, Florida

March 17, 2017

LEGION CAPITAL CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2016	2016
Assets
Current assets:
Cash	$1,813,778	$513,544
Subscription receivable	-	500
Prepaid expenses and other current asset	7,412	22,829

Total current assets	1,821,190	536,873

Property and equipment, net	4,481	3,378
Other assets	12,715	-
Assets related to discontinued operations	-	86,813
Assets held for sale	$4,330

Total assets	$1,842,716	$627,064

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable and accrued expense	$12,002	$2,239
Short-term note payable	-	12,500
Liabilities related to discontinued operations	-	2,802

Total current liabilities	12,002	17,541

Long-term notes payable	1,072,000	59,500

Total liabilities	1,084,002	77,041

Shareholders’ equity
Common stock, no par value, 100,000,000 Notes authorized and 11,799,500 and 11,647,500 Notes issued and outstanding at December 31, 2016 and June 30, 2016, respectively	1,801,000	854,000
Deferred stock compensation	(49,000)	-
Additional paid in capital	84,000	-
Accumulated deficit	(1,077,286)	(303,977)
Total shareholders’ equity	758,714	550,023

Total liabilities and shareholders’ equity	$1,842,716	$627,064

See accompanying notes to consolidated financial statements.

LEGION CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months ended	August 7, 2015 Inception to
	December 31, 2016	June 30, 2016

Net revenue	$8,440	$-
General and administrative expenses	579,968	244,242
Operating loss	(571,528)	(244,242)

Other income (expense):
Interest expense	(7,058)	(2,046)

Total other income (expense)	(7,058)	(2,046)

Loss from continuing operations	(593,334)	(246,288)
Loss from operations of discontinued operations	(179,975)	(57,689)
Net loss	$(773,309)	$(303,977)

See accompanying notes to consolidated financial statements.

LEGION CAPITAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	No par value Common Stock		Deferred Stock	Additional Paid-In	Accumulated
	Notes	Amount	Compensation	Capital	Deficit	Total
Balance - August 7, 2015 Inception	-	$-	$-	$-	$-	$-

Notes issued for cash	847,500	847,500	-	-	-	847,500

Notes issued to officers	10,800,000	6,500	-	-	-	6,500

Net loss	-	-	-	-	(303,977)	(303,977)
Balance - June 30, 2016	11,647,500	$854,000	$-	$-	$(303,977)	$550,023

Notes issued for cash	952,000	952,000	-	-	-	952,000

Options issued to officer	-	-	(49,000)	84,000	-	35,000

Cancellation of Notes issued to officer	(800,000)	(5,000)	-	-	-	(5,000)

Net loss	-	-	-	-	(773,309)	(773,309)
Balance - December 31, 2016	11,799,500	$1,801,000	$(49,000)	$84,000	$(1,077,286)	$758,714

See accompanying notes to consolidated financial statements.

LEGION CAPITAL CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

	Six months ended	August 7, 2015 Inception to
	December 31, 2016	June 30, 2016

Operating activities
Net loss	$(773,309)	$(303,977)
(Gain) loss on disposition of assets pertaining to discontinued operations	79,681	(84,011)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,156	592
Non cash compensation	35,000	-
(Increase) decrease in:
Prepaid expenses and other current asset	15,417	(22,829)
Increase (decrease) in:
Accounts payable and accrued expenses	(2,737)	2,239
Net cash used in operating activities	(641,792)	(407,986)

Investing activities
Property and equipment acquisitions	(2,474)	(3,970)
Datebase Access	(15,500)	-
Net cash used in investing activities	(17,974)	(3,970)

Financing activities
Increase in notes payable	1,012,500	72,000
Proceeds from issuances of common stock	947,500	853,500
Net cash provided by financing activities	1,960,000	925,500

Net increase in cash	1,300,234	513,544

Cash - beginning	513,544	-
Cash - ending	1,813,778	$513,544

Supplemental cash flow information:
Cash paid for interest	$3,568	$2,046
Cash paid for income taxes	$-	$-

See accompanying notes to consolidated financial statements.

LEGION CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Operations

The Company was incorporated as GreenSky Corporation on August 7, 2015 in Delaware, and merged with Legion Capital Corporation (the “Company”), a Florida Corporation on January 15, 2016.

The Company had one wholly owned subsidiary as of June 30, 2016, Legion Securities LLC, which was established to provide financial services to investors, however that subsidiary was split off in a tax-free reorganization on August 16, 2016.

On July 20, 2016, the Company incorporated a subsidiary Legion High Yield Secured Fund I Manager, LLC, a Delaware Limited Liability Company. The subsidiaries name was subsequently changed to Legion Select Venture Fund, LLC on December 27, 2016

On August 9, 2016, the Company incorporated a subsidiary Legion High Yield Mortgage Fund I Manager, LLC, a Delaware Limited Liability Company.

On August 24, 2016, the Company incorporated a subsidiary Legion Wealth Advisors, LLC (“Legion Wealth”), a Florida Limited Liability Company.

On October 20, 2016, the Company incorporated a subsidiary Stage One Funding, LLC, a Florida Limited Liability Company. The subsidiaries name was subsequently changed to Legion Funding LLC on December 8, 2016.

On November 21, 2016, the Company incorporated a subsidiary Hilton Institute of Business, LLC, a Florida Limited Liability Company.

On December 15, 2016, the Company incorporated a subsidiary Legion Management Group, LLC, a Florida Limited Liability Company.

As of January 1, 2017 all venture funds, including Legion High Yield Mortgage Fund I, LLC, Legion Select Venture Fund, LLC, and the LLC managers thereof, were sold and are no longer subsidiaries of the Company.

As of February 28, 2017 Legion Wealth Advisors, LLC was sold and transferred to Paul Pfeifer, CEO thereof, and is no longer a subsidiary of the Company.

Therefore, as of March 1, 2017, the Company is no longer a Registered Investment Advisor or Fund Manager, and is now a holding company with operating subsidiaries as follows:

●	Hilton Institute of Business: Hilton Institute is a small business education, training and coaching company that teaches, coaches and mentors entrepreneurs and small business owners on how to start and grow a business, increase sales and revenues, and more effectively build and manage their business.

●	Legion Funding, LLC. Legion Funding is a small business finance company that provides direct financing for small business and real estate entrepreneurs through a number of direct lending programs such as commission advance, factoring, unsecured and secured credit lines and other forms of direct lending and finance.

●	Legion Management Group, LLC is a management company that provides management and consulting services to business owners in all areas of business and growth management, technology and corporate finance.

●	Legion Marketing, LLC is a marketing company that provides marketing services to business owners and entrepreneurs.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three (3) months or less to be cash equivalents.

Cash accounts at two (2) banks are insured at Federal Deposit Insurance Corporation limits of $250,000 each. The aggregate bank balances at June 30, 2016 were $274,065 over the insured limit.

Cash accounts at one (1) bank are insured at Federal Deposit Insurance Corporation limits of $250,000 each. The bank balances at December 31, 2016 were $1,064,051 over the insured limit.

LEGION CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company generates revenue from providing asset management services to clients. The Company recognizes revenue when the following criteria are met:

(1)	There is persuasive evidence of an arrangement with a client;
(2)	The agreed-upon services have been provided;
(3)	Fees are fixed or determinable; and
(4)	Collection is probable.

A fixed percentage asset-based management fee is earned periodically for providing asset management services. These fees are generally recognized as revenue each period in accordance with the terms of the asset management contract.

Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

In assessing the recoverability of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon generation of future taxable income during the periods in which temporary differences such as loss carry-forwards and tax credits become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment and ensuring that the deferred tax asset valuation allowance is adjusted as appropriate.

LEGION CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

FASB ASC 825, Disclosure about Fair Value of Financial Instruments, requires disclosure of the fair value of financial instruments when it is practical to estimate. Management believes the carrying values of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable are reasonable estimates of their fair value because of their short-term nature and interest rates.

Equity-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with the provisions of ASC 718 Stock Compensation (ASC 718). The computation of the expense associated with stock-based compensation requires the use of a valuation model. The FASB issued accounting guidance requires significant judgment and the use of estimates, particularly surrounding Black-Scholes assumptions such as stock price volatility, expected option lives, and expected option forfeiture rates, to value equity-based compensation. We currently use a Black-Scholes option pricing model to calculate the fair value of our stock options. We primarily use historical data to determine the assumptions to be used in the Black-Scholes model and have no reason to believe that future data is likely to differ materially from historical data. However, changes in the assumptions to reflect future stock price volatility and future stock award exercise experience could result in a change in the assumptions used to value awards in the future and may result in a material change to the fair value calculation of stock-based awards. This accounting guidance requires the recognition of the fair value of stock compensation in net income. Although every effort is made to ensure the accuracy of our estimates and assumptions, significant unanticipated changes in those estimates, interpretations and assumptions may result in recording stock option expense that may materially impact our financial statements for each respective reporting period.

Discontinued Operations

On August 16, 2016, the Company spun out its subsidiary, Legion Securities, LLC, to the its shareholders in a tax-free split off under Section 355 of the Internal Revenue Code.

The assets and results of Legion Securities, LLC are presented as a separate line item in the consolidated statements of operations and the consolidated balance sheet entitled “Assets/Liabilities sold relating to discontinued operations” and “Assets/Liabilities retained related to discontinued operations”. The financial information in the consolidated financial statements and notes to the consolidated financial statements has been revised to reflect only the results of continued operations.

LEGION CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment is stated at cost. Depreciation is provided on the straight-line basis over three (3) to five (5) years. Leasehold improvements are amortized using the straight-line method over the shorter of the remaining related lease term or the estimated useful lives of the related improvements. The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Change in Fiscal Year End

On December 16, 2016, the Company approved a change in the Company’s fiscal year end from June 30 to December 31 of each year. This change to the calendar year reporting cycle began January 1, 2017. As a result of the change, the Company will have a December 2016 fiscal month transition period, the results of which will be separately reported in the Company’s financial statement on Form 1-A.

Subsequent Events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through the date of the independent auditor’s report, the date the financial statements were available to be issued.

Principles of Consolidation

The Company and all of its Subsidiaries have been consolidated for financial statement purposes. All significant intercompany transactions and balances have been eliminated.

Recent Accounting Pronouncements

Recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 2 - NOTE RECEIVABLE

On September 20, 2016, the Company advanced $50,000 to Legion Growth and Income Fund I, LLC. The promissory note is due on demand and carry interest at the rate of 8% per annum. The promissory note was subsequently paid in full on December 19, 2016.

LEGION CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - EQUIPMENT

The major classifications of property and equipment are summarized as follows at the balance sheet dates:

	December 31, 2016	June 30, 2016
Computer equipment & software	$4,126	$1,652
Furniture	2,318	2,318
Less accumulated depreciation	(1,963)	(592)
Property and equipment, net	$4,481	$3,378

Depreciation expense for the year ended June 30, 2016 is $592. Depreciation expense for the six months ended December 31, 2016 is $1,963.

NOTE 4 - SHORT-TERM NOTE PAYABLE

On November 17, 2015, the Company issued a Corporate Note, in the amount of $12,500, with interest at 12% per annum for a period of 12 months.

NOTE 5 - LONG-TERM NOTE PAYABLE

On March 1, 2016, the Company issued a Corporate Note, in the amount of $12,500, with monthly payments of interest only at 12% per annum for a period of 24 months.

On May 19, 2016, the Company issued a Senior Corporate Note, in the amount of $40,000, with monthly payments of interest only at 10.25% per annum for a period of 24 months.

On July 7, 2016, the Company issued a Senior Corporate Note, in the amount of $10,000, with monthly payments of interest only at 10.25% per annum for a period of 36 months.

On August 2, 2016, the Company issued a Senior Corporate Note, in the amount of $40,000, with monthly payments of interest only at 10.25% per annum for a period of 36 months.

On August 24, 2016, the Company issued a Senior Corporate Note, in the amount of $15,000, with monthly payments of interest only at 10.25% per annum for a period of 36 months.

On March 1, 2016, the Company issued a Corporate Note, in the amount of $19,500, with monthly payments of interest only at 12% per annum for a period of 24 months.

On December 5, 2016, the Company issued a Corporate Note, in the aggregate amount of $25,000, with monthly payments of interest only at 12% per annum for a period of 36 months.

On December 15, 2016, the Company issued a Corporate Note, in the aggregate amount of $255,000, with monthly payments of interest only at 12% per annum for a period of 36 months.

LEGION CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - LONG-TERM NOTE PAYABLE (continued)

On December 18, 2016, the Company issued a Corporate Note, in the aggregate amount of $180,000, with monthly payments of interest only at 12% per annum for a period of 36 months.

On December 28, 2016, the Company issued a Corporate Note, in the aggregate amount of $175,000, with monthly payments of interest only at 12% per annum for a period of 36 months.

On December 29, 2016, the Company issued a Corporate Note, in the aggregate amount of $300,000, with monthly payments of interest only at 12% per annum for a period of 36 months.

NOTE 6 - STOCKHOLDERS’ EQUITY

On January 6, 2016, the Company issued 10,000,000 Notes of common stocks to officers and executive of the Company for $1,500.

On March 30, 2016, the Company issued 800,000 Notes of common stock to an officer for $5,000. These 800,000 Notes were canceled on August 16, 2016.

For the period ended June 30, 2016, the Company sold 847,500 Notes of no par value common stock and received $847,500.

For the six months ended December 31, 2016, the Company sold 952,000 Notes of no par value common stock and received $952,000.

NOTE 7 - STOCK OPTIONS

On August 1, 2016, the Company issued 300,000 stock options to an officer of the Company, 150,000 options at an exercise price of $1.50 per share and 150,000 options at an exercise price of $2 per share. These options become vested in August 2017.

On November 7, 2016, the Company issued 500,000 stock options outstanding to another officer of the Company. Those options vest at a rate of 100,000 per year over a period of 5 years. The strike price for the options are (i) 100,000 at $1 per share, (ii) 100,000 at $1.50, (iii) 100,000 at $1.75, and (iv) 200,000 at $2. Once vested, all options have a 5-year term and include a provision for cashless exercise.

The fair value of the Company’s common stock option grants is estimated using a Black-Scholes option pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the common stock options, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes option pricing model, and based on actual experience. The assumptions used in the Black-Scholes option pricing model could materially affect compensation expense recorded in future periods.

LEGION CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - STOCK OPTIONS (continued)

The following range of assumptions in the Black-Scholes option pricing model was used to determine fair value of the options issued on August 1, 2016:

Expected Dividend Yield—The Company has never paid dividends and does not expect to pay dividends.

Risk-Free Interest Rate—The risk-free interest rate was based on the market yield currently available on United States Treasury securities with maturities approximately equal to the option’s expected term.

Expected Term—Expected term represents the period that the Company’s stock-based awards are expected to be outstanding. The Company’s assumptions about the expected term have been based on that of companies that have similar industry, life cycle, revenue, and market capitalization and the historical data on employee exercises.

Expected Volatility—The expected volatility is based on the historical stock volatilities of several of the Company’s publicly listed comparable companies over a period equal to the expected terms of the options, as the Company does not have a long trading history.

Forfeiture Rate—The Company estimates its forfeiture rate based on an analysis of its actual forfeitures and will continue to evaluate the adequacy of the forfeiture rate based on actual forfeiture experience, analysis of employee turnover behavior, and other factors. The impact from a forfeiture rate adjustment will be recognized in full in the period of adjustment, and if the actual number of future forfeitures differs from that estimated by the Company, the Company may be required to record adjustments to stock-based compensation expense in future periods.

Each of the inputs discussed above is subjective and generally requires significant management judgment.

The value of the award is recognized over the vesting period. As of December 31, 2016, the value of unvested options was $49,000 to be recognized over a period of 7 months.

NOTE 8 - LEASES

The Company leases its office under an expense sharing agreement, entered on April 8, 2016, with a company controlled by the CEO of the Company, and agreed to pay a fixed monthly payment of $4,000, plus sales tax, to lease for office space. The agreement is for a period of 1 year, subject to renewal by agreement of all parties.

In August 2016, the Company signed an office lease in Arizona, for a monthly rent of approximately $800. The lease expires on July 31, 2017.

LEGION CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - LEASES (continued)

In September 2016, the Company signed an office lease in California, for a monthly rent of approximately $1,800. The lease expires on September 11, 2017.

In December 2016, the Company signed a virtual office agreement in Delaware, for a monthly rent of approximately $55. The agreement expires on June 28, 2017.

In January, 2017, the Company signed an office lease in California, for a monthly rent of approximately $1,800. The lease expires on January 31, 2018.

NOTE 9 - DISCONTINUED OPERATIONS

On August 16, 2016, the Company divested its subsidiary Legion Securities, LLC, to its shareholders in a tax-free split off under Section 355 of the Internal Revenue Code.

The following are condensed statements of the discontinued operations (Legion Securities LLC) for the year ended June 30, 2016 and six months ended December 31, 2016:

	December 31, 2016	June 30, 2016
Net Revenue	$-	$-
General and administrative expenses	61,616	57,689
Loss from discontinued operation	$(61,616)	$(57,689)

Assets and liabilities relating to discontinued operations (Legion Securities LLC) consisted of the following at June 30, 2016 and six months ended December 31, 2016:

	December 31, 2016	June 30, 2016
Current assets relating to discontinued operations:
Cash	$0	$73,199
Deposit	0	10,000
Prepaid expense and other asset	-	3,614
Total assets related to discontinued operations	$0	$86,813

Current liabilities relating to discontinued operations:
Accounts payable	$0	$100
Accrued expense	0	2,702
Total liabilities related to discontinued operations	$0	$2,802

LEGION CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - SUBSEQUENT EVENTS

The Company evaluated all transactions from January 1, 2017 through the financial statement issuance date for subsequent events disclosure consideration.

On January 3, 2017, the Company sold 25,000 Notes of no par value common stock and received $25,000.

On January 5, 2017, the Company sold 30,000 Notes of no par value common stock and received $30,000.

On January 11, 2017, the Company sold 16,754 Notes of no par value common stock and received $16,754.

As of January 1, 2017 all venture funds, including Legion High Yield Mortgage Fund I, LLC, Legion Select Venture Fund, LLC, and the LLC managers thereof, were sold and are no longer subsidiaries of the Company.

As of February 28, 2017 Legion Wealth Advisors, LLC was sold and transferred to Paul Pfeifer, CEO thereof, and is no longer a subsidiary of the Company.

Therefore, as of March 1, 2017, the Company is no longer a Registered Investment Advisor or Fund Manager, and is now a holding company with operating subsidiaries as follows:

●	Hilton Institute of Business: Hilton Institute is a small business education, training and coaching company that teaches, coaches and mentors entrepreneurs and small business owners on how to start and grow a business, increase sales and revenues, and more effectively build and manage their business.

●	Legion Funding, LLC. Legion Funding is a small business finance company that provides direct financing for small business and real estate entrepreneurs through a number of direct lending programs such as commission advance, factoring, unsecured and secured credit lines and other forms of direct lending and finance.

●	Legion Management Group, LLC is a management company that provides management and consulting services to business owners in all areas of business and growth management, technology and corporate finance.

●	Legion Marketing, LLC is a marketing company that provides marketing services to business owners and entrepreneurs.

The following are condensed statements of the discontinued operations (Legion Wealth Advisors LLC) for the year ended December 31, 2016:

December 31, 2016
Net Revenue	$121,666
General and administrative expenses	136,415
Loss from discontinued operation	$(14,749)

Assets, liabilities and shareholders’ equity relating to discontinued operations (Legion Wealth Advisors LLC) consisted of the following at December 31, 2016:

December 31, 2016
Current assets relating to discontinued operations:
Cash	$4,330
Accounts Receivable	1,666
Total assets related to discontinued operations	$5,996

Current liabilities relating to discontinued operations:
Accounts payable	$20,645
Total liabilities related to discontinued operations	$20,645

Shareholders’ equity relating to discontinued operations:
Equity	$100
Total shareholders’ equity related to discontinued operations	$100

On January 26, 2017, the Company paid in full two 24 months Corporate Notes with an annual interest rate of 12% in the amounts of $12,605 and $19,664.

On January 26, 2017, the Company paid in full one 36 months Corporate Note with an annual interest rate of 10.25% in the amounts of $10,072.

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description of Exhibit
2.1	Articles of Incorporation (incorporated by reference to Exhibit 2.1 to Amendment No. 2 to the Company’s Offering Statement on Form 1-A (File No. 024-10638) filed on April 3, 2017).
2.3	ByLaws(incorporated by reference to Exhibit 2.3 to Amendment No. 2 to the Company’s Offering Statement on Form 1-A (File No. 024-10638) filed on April 3, 2017).
6.1	Corporate Note (debt instrument).
11.1	Consent of Independent Registered Accounting Firm.
12.1	Legal Opinion

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida on July 11, 2017.

Legion Capital Corporation

By:	/s/ Douglas S. Hackett
Douglas S. Hackett
Chief Executive Officer and Director

This offering statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas S. Hackett	Director	July 11, 2017
Douglas S. Hackett

/s/ James Byrd, Jr.		July 11, 2017
James Byrd, Jr.	Chairman and CEO, Chief Financial Officer and Chief Accounting Officer